UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013

FREEPORT-McMoRan COPPER & GOLD INC.

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue, Phoenix, AZ 85004-2189

(Address of principal executive offices) (Zip Code)

(602) 366-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This current report on Form 8-K is being filed in connection with (i) the completion on May 31, 2013, of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 5, 2012 (the “PXP Merger Agreement”), by and among Plains Exploration & Production Company, a Delaware corporation (“PXP”), Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), and Freeport-McMoRan Oil & Gas LLC (formerly, IMONC LLC), a Delaware limited liability company and wholly owned subsidiary of FCX (“PXP Merger Sub”), and (ii) the completion on June 3, 2013 of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 5, 2012, (the “MMR Merger Agreement”), by and among McMoRan Exploration Co. (“MMR”), FCX and INAVN Corp., a Delaware corporation and wholly owned subsidiary of FCX (“MMR Merger Sub”). Pursuant to the PXP Merger Agreement, on May 31, 2013, PXP merged with and into PXP Merger Sub (the “PXP Merger”), with PXP Merger Sub continuing as the surviving company and a wholly owned subsidiary of FCX, and pursuant to the MMR Merger Agreement, on June 3, 2013, MMR Merger Sub merged with and into MMR (the “MMR Merger”), with MMR continuing as the surviving corporation and a wholly owned subsidiary of FCX. The events described in this Current Report on Form 8-K occurred in connection with the consummation of the PXP Merger and/or the MMR Merger.

Item 1.01.	Entry into a Material Definitive Agreement.

PXP Supplemental Indenture

On May 31, 2013, PXP, FCX, PXP Merger Sub, FCX Oil & Gas Inc., a Delaware corporation and wholly owned subsidiary of FCX (“FCX Oil”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”), entered into an Eighteenth Supplemental Indenture dated as of May 31, 2013 (the “Eighteenth Supplemental Indenture”) to the Indenture dated as March 13, 2007 (as amended and supplemented to date, including by the Eighteenth Supplemental Indenture, the “Indenture”), among PXP, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and the Trustee, relating to PXP’s outstanding 7.625% Senior Notes due 2018, 6.125% Senior Notes due 2019, 8.625% Senior Notes due 2019, 7.625% Senior Notes due 2020, 6.50% Senior Notes due 2020, 6.625% Senior Notes due 2021, 6.75% Senior Notes due 2022 and 6.875% Senior Notes due 2023 (collectively, the “Outstanding PXP Notes”).

Pursuant to the Eighteenth Supplemental Indenture, PXP Merger Sub and FCX Oil assumed all of PXP’s obligations under the Indenture and each series of Outstanding PXP Notes. Additionally, FCX agreed to fully and unconditionally guarantee all payment obligations of PXP Merger Sub and FCX Oil with respect to the Outstanding PXP Notes and to assume PXP’s previous reporting obligations under the Indenture.

As a result of transactions ancillary to the PXP Merger, each Subsidiary Guarantor no longer had outstanding any guarantee of any indebtedness (other than the Outstanding PXP Notes) of PXP or any other Subsidiary Guarantor in excess of $10.0 million in aggregate principal amount and, therefore, was automatically released and relieved of any obligations under its respective subsidiary guarantee with respect to each series of the Outstanding PXP Notes pursuant to the terms of the Indenture.

The foregoing description of the Eighteenth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Eighteenth Supplemental Indenture, which is included as Exhibit 4.1 hereto.

FCX Senior Notes Supplemental Indentures

On May 31, 2013, FCX and PXP Merger Sub entered into a Fourth Supplemental Indenture (the “FCX 2012 Notes Supplemental Indenture”) to the Indenture, dated as of February 13, 2012, as amended and supplemented to date, between FCX and U.S. Bank National Association, as trustee, which governs FCX’s outstanding 1.40% Senior Notes due 2015, 2.15% Senior Notes due 2017 and 3.55% Senior Notes due 2022 (collectively, the “FCX 2012 Notes”). As a result of the PXP Merger and subject to the terms and conditions of the FCX 2012 Notes Supplemental Indenture, PXP Merger Sub agreed to fully and unconditionally guarantee all payment obligations of FCX with respect to the FCX 2012 Notes.

Also on May 31, 2013, FCX and PXP Merger Sub entered into a Supplemental Indenture (the “FCX 2013 Notes Supplemental Indenture”), to the Indenture dated as of March 7, 2013, between FCX and U.S. Bank National Association, as trustee, which governs FCX’s outstanding 2.375% Senior Notes due 2018, 3.100% Senior Notes due 2020, 3.875% Senior Notes due 2023 and 5.450% Senior Notes due 2043 (collectively, the “FCX 2013 Notes”). As a result of the PXP Merger and subject to the terms and conditions of the FCX 2013 Notes Supplemental Indenture, PXP Merger Sub agreed to fully and unconditionally guarantee all payment obligations of FCX with respect to the FCX 2013 Notes.

The foregoing descriptions of the FCX 2012 Notes Supplemental Indenture and the FCX 2013 Notes Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the FCX 2012 Notes Supplement Indenture and the FCX 2013 Notes Supplemental Indenture, which are included, respectively, as Exhibit 4.2 and Exhibit 4.3 hereto.

MMR Supplemental Indentures

11.875% Supplemental Indenture

In connection with the closing of the MMR Merger, MMR, FCX and The Bank of New York Mellon, a New York banking corporation (the “11.875% Trustee”), entered into a Second Supplemental Indenture dated as of June 3, 2013 (the “11.875% Supplemental Indenture”) to the Indenture dated as of November 14, 2007 (as amended and supplemented to date, the “11.875% Indenture”), among MMR, the subsidiary guarantors party thereto (the “11.875% Notes Subsidiary Guarantors”) and the 11.875% Trustee, relating to MMR’s outstanding 11.875% Senior Notes due 2014 (the “11.875% Notes”).

Pursuant to the 11.875% Supplemental Indenture, FCX agreed to fully and unconditionally guarantee all payment obligations of MMR with respect to the 11.875% Notes and to assume MMR’s reporting obligations under the 11.875% Indenture.

In connection with the closing of the MMR Merger, on June 3, 2013, MMR terminated its Amended and Restated Credit Agreement, dated as of June 30, 2011, among MMR, as parent, McMoRan Oil & Gas LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and issuing lender, and the other lenders party thereto from time to time following the repayment of all amounts outstanding thereunder. As a result of such termination, each 11.875% Notes Subsidiary Guarantor was automatically released and relieved of any obligations under its respective subsidiary guarantee and the 11.875% Indenture.

The foregoing description of the 11.875% Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 11.875% Supplemental Indenture, which is included as Exhibit 4.4 hereto.

4% Supplemental Indenture

In connection with the closing of the MMR Merger, MMR and U.S. Bank National Association, a national banking association (the “4% Trustee”), entered into a First Supplemental Indenture dated as of June 3, 2013 (the “4% Supplemental Indenture”) to the Indenture dated as of December 30, 2010 (as amended and supplemented to date, the “4% Indenture”), between MMR and the 4% Trustee, relating to MMR’s outstanding 4% Convertible Senior Notes due 2017 (the “4% Notes”).

Pursuant to the 4% Supplemental Indenture, the 4% Notes will be convertible into the merger consideration that the holders of the 4% Notes would have been entitled to receive upon the closing of MMR Merger had such 4% Notes been converted into shares of MMR’s common stock immediately prior to the closing of the MMR Merger.

The foregoing description of the 4% Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 4% Supplemental Indenture, which is included as Exhibit 4.5 hereto.

5 1/4% Supplemental Indenture

In connection with the closing of the MMR Merger, MMR and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “5 1/4% Trustee”), entered into a First Supplemental Indenture dated as of June 3, 2013 (the “5 1/4% Supplemental Indenture”) to the Indenture dated as of September 13, 2012 (as amended and supplemented to date, the “5 1/4% Indenture”), between MMR and the 5 1/4% Trustee, relating to MMR’s outstanding 5 1/4% Convertible Senior Notes due 2013 (the “5 1/4% Notes”).

Pursuant to the 5 1/4% Supplemental Indenture, the 5 1/4% Notes will be convertible into the merger consideration that the holders of the 5 1/4% Notes would have been entitled to receive upon the closing of MMR Merger had such 5 1/4% Notes been converted into shares of MMR’s common stock immediately prior to the closing of the MMR Merger.

The foregoing description of the 5 1/4% Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 5 1/4% Supplemental Indenture, which is included as Exhibit 4.6 hereto.

Item 1.02.	Termination of a Material Definitive Agreement.

The information in Item 2.03 of this Current Report on Form 8-K under the heading “Revolving Credit Agreement” is incorporated by reference in this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Completion of the PXP Merger

On May 31, 2013, FCX and PXP Merger Sub completed the acquisition of PXP pursuant to the PXP Merger Agreement. Under the terms of the PXP Merger Agreement, PXP merged with and into PXP Merger Sub, with PXP Merger Sub continuing as the surviving company and a wholly owned subsidiary of FCX.

At the effective time of the PXP Merger on May 31, 2013 (the “Effective Time”), each share of PXP’s common stock issued and outstanding immediately prior to the Effective Time (other than shares owned or held by PXP in treasury immediately prior to the Effective Time) was converted into the right to receive the total per share consideration equivalent in value to approximately $46.01 based on the average of the closing prices of FCX common stock on the New York Stock Exchange (the “NYSE”) for the ten trading days ending on May 22, 2013, which was $32.17 (the “FCX Ten Day Price”). Pursuant to the terms of the PXP Merger Agreement, PXP stockholders were entitled to elect to receive the per share consideration in either shares of FCX common stock or cash. Based on the FCX Ten Day Price, the per share stock consideration is approximately 1.4302 shares of FCX common stock (the “Stock Consideration”) and the per share cash consideration is approximately $46.01 (the “Cash Consideration”). These amounts do not include the previously disclosed special one-time cash dividend of $3.00 per share, which was declared, with FCX’s consent, by PXP’s Board of Directors on May 20, 2013, payable to PXP stockholders as of May 30, 2013, the record date for such dividend.

The election deadline for the merger consideration was May 15, 2013. Based on the final results of the merger consideration elections and the terms of the PXP Merger Agreement:

•

holders of approximately 45.5% of PXP’s outstanding shares, or approximately 60,231,439 shares (including holders of certain restricted shares and restricted stock units that were entitled to make a merger consideration election under the terms of the PXP Merger Agreement (collectively, “electing equity award holders”)), elected and will receive the Stock Consideration;

•	holders of approximately 29.1% of PXP’s outstanding shares, or approximately 38,503,126 shares (including electing equity award holders), elected and will receive the Cash Consideration; and

•

holders of approximately 25.4% of PXP’s outstanding shares, or approximately 33,550,726 shares (including electing equity award holders), did not make a valid election or did not deliver a valid election form prior to the election deadline and will receive approximately 99.5% of their merger consideration in cash equal to approximately $46.01 for each share of PXP common stock and the remainder of their merger consideration in shares of FCX common stock at an exchange ratio of approximately 1.4302 shares of FCX common stock for each share of PXP common stock.

No fractional shares of FCX common stock will be issued in the PXP Merger, and PXP stockholders will receive cash in lieu of fractional shares of FCX common stock, if any, they would otherwise be entitled to receive as a result of the PXP Merger.

The description of the terms of the PXP Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the PXP Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of FCX’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2012.

Completion of the MMR Merger

On June 3, 2013, pursuant to the terms and conditions of the MMR Merger Agreement, MMR Merger Sub merged with and into MMR, with MMR surviving the MMR Merger as a wholly owned subsidiary of FCX.

At the effective time of the MMR Merger, each outstanding share of MMR common stock (other than shares owned by FCX and its subsidiaries and shares held by stockholders who properly exercise dissenters’ rights) was converted into the right to receive $14.75 in cash, without interest, and 1.15 royalty trust units representing beneficial interests in Gulf Coast Ultra Deep Royalty Trust. Holders of royalty trust units will be entitled to share in a 5% gross overriding royalty interest in hydrocarbons saved and produced from MMR’s existing shallow water Gulf of Mexico and onshore Gulf Coast ultra-deep exploration prospects. Cash will be paid in lieu of any fractional royalty trust units.

The description of the terms of the MMR Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the MMR Merger Agreement, which is incorporated herein by reference to Exhibit 2.2 to FCX’s Current Report on Form 8-K filed with the SEC on December 6, 2012.

MMR Merger - Certain Relationships

FM Services. MMR is party to a services agreement with FM Services Company, a wholly owned subsidiary of FCX, under which FM Services Company provides MMR with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement. FM Services Company also provides these services to FCX. In 2012, MMR incurred approximately $7.7 million of costs under the services agreement.

Overlapping Directors and Officers. Prior to the MMR Merger, several of FCX’s directors and officers also served as directors or executive officers of MMR. James R. Moffett, Richard C. Adkerson, B.M. Rankin, Jr., Robert A. Day, Gerald J. Ford and H. Devon Graham, Jr., each of whom served as a director of MMR, serve as directors of FCX. Messrs. Moffett and Adkerson and Kathleen L. Quirk, each of whom served as an executive officer of MMR, serve as executive officers of FCX. In addition, Nancy D. Parmelee, previously an executive officer of MMR, serves as an officer of FCX. As of April 26, 2013, the overlapping board members and executive officers beneficially owned 9,070,442 shares of MMR common stock or about 5.6% of the outstanding shares of MMR common stock.

2010 Transaction. On December 30, 2010, MMR issued 500,000 shares of its 5.75% Convertible Perpetual Preferred Stock, Series 2 to Freeport-McMoRan Preferred LLC, a wholly owned subsidiary of FCX.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Supplemental Indentures

See Item 1.01 above, which is incorporated into this Item 2.03 by reference.

Term Loan

On May 31, 2013, in connection with the PXP Merger, FCX borrowed an aggregate of $4.0 billion under its term loan agreement (the “Term Loan Agreement”), dated February 14, 2013, with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, Bank of America, N.A. (“BofA”), as syndication agent, HSBC Bank USA, National Association (“HSBC”), Mizuho Corporate Bank, Ltd. (“Mizuho”), Sumitomo Mitsui Banking Corporation (“Sumitomo”), The Bank of Nova Scotia (“Bank of Nova Scotia”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Bank of Tokyo-Mitsubishi”), as co-documentation agents, the other Borrower party thereto and the Lenders party thereto. Also on May 31, 2013, PXP Merger Sub executed a joinder agreement pursuant to which it joined the Term Loan Agreement as a borrower thereunder. The material terms of the Term Loan Agreement are set forth in FCX’s Current Report on Form 8-K filed with the SEC on February 19, 2013, and incorporated herein by reference.

Revolving Credit Agreement

On May 31, 2013, in connection with the PXP Merger, FCX satisfied all conditions to borrowing under its revolving credit agreement (the “Revolving Credit Agreement”), dated as of February 14, 2013, among FCX, PT Freeport Indonesia (“PTFI”), JPMorgan, as administrative agent and the swingline lender, BofA, as syndication agent, BNP Paribas, Citibank, N.A., HSBC, Mizuho, Sumitomo, Bank of Nova Scotia and Bank of Tokyo-Mitsubishi., as co-documentation agents, the other Borrower party thereto and the Lenders and issuing banks party thereto. Also on May 31, 2013, PXP Merger Sub executed a joinder agreement pursuant to which it joined the Revolving Credit Agreement as a borrower thereunder. No borrowings have been made under the Revolving Credit Agreement as of June 3, 2013. The material terms of the Revolving Credit Agreement are set forth in FCX’s Current Report on Form 8-K filed with the SEC on February 19, 2013, and incorporated herein by reference.

The Revolving Credit Agreement refinances and replaces FCX’s previous revolving credit agreement dated as of March 30, 2011, among FCX, PTFI, the lenders party thereto from time to time and JPMorgan, as administrative agent (the “Existing Revolving Credit Agreement”). FCX elected, in accordance with the terms of the Existing Revolving Credit Agreement, to terminate all of the commitments under the Existing Revolving Credit Agreement, with such termination effective May 31, 2013.

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 1.01 of this Current Report on Form 8-K under the heading “FCX Senior Notes Supplemental Indentures” is incorporated by reference in this Item 3.03.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 31, 2013, in connection with the acquisition of PXP, the Board of Directors of FCX (the “Board of Directors”) increased its size from 12 members to 15 members. Pursuant to the terms of the PXP Merger Agreement, the Board of Directors elected Mr. James C. Flores, formerly Chairman, President and Chief Executive Officer of PXP, as a Vice Chairman of the Board of Directors and also elected to the Board of Directors Messrs. Alan R. Buckwalter, III and Thomas A. Fry, III, each formerly a member of the Board of Directors of PXP. Also effective May 31, 2013, the Board of Directors elected Mr. Richard C. Adkerson, FCX’s President and Chief Executive Officer and a member of the Board of Directors, as a Vice Chairman of the Board of Directors and elected Mr. Flores as Chief Executive Officer of FCX’s oil and gas business.

Item 8.01.	Other Events.

On May 31, 2013, FCX issued a press release in connection with the completion of the PXP Merger. A copy of the press release is attached hereto as Exhibit 99.1.

On May 31, 2013, FCX issued a press release announcing the election of Messrs. Flores, Buckwalter and Fry to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.2.

On May 31, 2013, FCX issued a press release announcing that the Board of Directors declared a supplemental dividend of $1.00 per share of FCX common stock to be paid on July 1, 2013 to FCX stockholders of record as of June 14, 2013. A copy of the press release is attached hereto as Exhibit 99.3.

On June 3, 2013, FCX and MMR issued a joint press release announcing the results of the MMR special meeting of stockholders. A copy of the press release is attached hereto as Exhibit 99.4.

On June 3, 2013, FCX issued a press release in connection with the completion of the MMR Merger. A copy of the press release is attached hereto as Exhibit 99.5.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

FCX intends to file the financial statements required by Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

FCX intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

The exhibits included as part of this Current Report on Form 8-K are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By:	/s/ C. Donald Whitmire, Jr.
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: June 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2012, by and among Plains Exploration & Production Company, Freeport-McMoRan Copper & Gold Inc. and Freeport-McMoRan Oil & Gas LLC (formerly, IMONC LLC), incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by FCX with the SEC on December 6, 2012.

2.2	Agreement and Plan of Merger, dated as of December 5, 2012, by and among McMoRan Exploration Co., Freeport-McMoRan Copper & Gold Inc. and INAVN Corp., incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by FCX with the SEC on December 6, 2012.

4.1	Eighteenth Supplemental Indenture, dated as of May 31, 2013, among Freeport-McMoRan Oil & Gas LLC, as Successor Issuer, FCX Oil & Gas Inc., as Co-Issuer, Freeport-McMoRan Copper & Gold Inc., as Parent Guarantor, Plains Exploration & Production Company, as Original Issuer, and Wells Fargo Bank, N.A., as trustee (relating to the Outstanding PXP Notes).

4.2	Fourth Supplemental Indenture, dated as of May 31, 2013, among Freeport-McMoRan Copper & Gold Inc., Freeport-McMoRan Oil & Gas LLC and U.S. Bank National Association, as trustee (relating to the FCX 2012 Notes).

4.3	Supplemental Indenture, dated as of May 31, 2013, among Freeport-McMoRan Copper & Gold Inc., Freeport-McMoRan Oil & Gas LLC and U.S. Bank National Association, as trustee (relating to the FCX 2013 Notes).

4.4	Second Supplemental Indenture, dated as of June 3, 2013, by and among McMoRan Exploration Co., Freeport-McMoRan Copper & Gold Inc., as Parent Guarantor, and The Bank of New York Mellon, as trustee (relating to the 11.875% Senior Notes due 2014).

4.5	First Supplemental Indenture, dated as of June 3, 2013, by and among McMoRan Exploration Co. and U.S. Bank National Association, as trustee (relating to the 4% Convertible Senior Notes due 2017).

4.6	First Supplemental Indenture, dated as of June 3, 2013, between McMoRan Exploration Co. and The Bank of New York Mellon Trust Company, N.A., as trustee (relating to the 5 1/4% Convertible Senior Notes due 2013).

99.1	Press release of Freeport-McMoRan Copper & Gold Inc. dated May 31, 2013, titled “Freeport-McMoRan Copper & Gold Inc. Completes Acquisition of Plains Exploration & Production Company”.

99.2	Press release of Freeport-McMoRan Copper & Gold Inc. dated May 31, 2013, titled “Freeport-McMoRan Copper & Gold Inc. Announces Election of Three New Members to its Board of Directors”.

99.3	Press release of Freeport-McMoRan Copper & Gold Inc. dated May 31, 2013, titled “Freeport-McMoRan Copper & Gold Inc. Declares $1.00 per Share Supplemental Common Stock Dividend”.

99.4	Joint press release of Freeport-McMoRan Copper & Gold Inc. and McMoRan Exploration Co. dated June 3, 2013, titled “Freeport-McMoRan Copper & Gold Inc. and McMoRan Exploration Co. Announce MMR Shareholders Approve Acquisition”.

99.5	Joint press release of Freeport-McMoRan Copper & Gold Inc. and McMoRan Exploration Co. dated June 3, 2013, titled “Freeport-McMoRan Copper & Gold Inc. Completes Oil & Gas Transactions Creating a Premier U.S. Based Natural Resource Company”.